LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847-402-2400
                             Facsimile 847-402-4371

Michael J. Velotta
 Vice President, Secretary
   and General Counsel

                                August 24, 2001

TO:               ALLSTATE LIFE INSURANCE COMPANY
                  NORTHBROOK, IL 60062-7154

FROM:             MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:               FORM N-4 REGISTRATION STATEMENT
                  UNDER THE SECURITIES ACT OF 1933

     With reference to the Pre-Effective Amendment to Form N-4 filed by Allstate Life Insurance Company (the "Company"), as depositor, Allstate Financial Advisor Separate Account I as registrant, with the Securities and Exchange Commission covering the Flexible Premium Deferred Annuity Contracts known as the Allstate Financial Personal Retirement Manager, ("Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. The Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business by the Director of Insurance of the State of Illinois.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

     I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,


/s/MICHAEL J. VELOTTA
-------------------------
Michael J. Velotta
Vice President, Secretary and
  General Counsel